Exhibit 99.1

XWELL, Inc. Announces 1-for-20 Reverse Stock Split

NEW YORK, September 27, 2023 -- XWELL, Inc. (Nasdaq: XWEL), announced today that it will effect a 1-for-20 reverse stock split of its common stock effective at 5:00 pm Eastern Time on Wednesday, September 27, 2023. Shares of XWELL’s common stock are expected to begin trading on a split-adjusted basis when markets open on Thursday, September 28, 2023.

Following approval by XWELL’s stockholders of an amendment to the company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock and authorizing the XWELL Board of Directors to determine the ratio (within a range of 1-for-8 to 1-for-20) and the effective date of the reverse stock split, XWELL’s Board of Directors determined the 1-for-20 ratio to be appropriate to meet XWELL’s goal to raise the per share trading price of XWELL’s common stock to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market, as well as improving the marketability and liquidity of its common stock and minimizing the risk of future noncompliance. However, there can be no assurance this desired effect will occur or be maintained.

The reverse stock split will reduce the number of shares of XWELL’s common stock currently outstanding from approximately 83.5 million shares to approximately 4.17 million shares. Proportionate adjustments will be made to the number of shares to be issued under XWELL’s Equity Incentive Plan.

XWELL’s common stock will continue to trade on the Nasdaq under the symbol “XWEL.” A new CUSIP number of 98420U 802 has been assigned to the common stock in connection with the reverse stock split.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each twenty (20) shares of XWELL's common stock issued and outstanding will be automatically combined and converted into one (1) share of common stock, par value $0.01 per share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of the Company’s Common Stock will receive payment in cash in lieu of any such resulting fractional shares of Common Stock as the post-reverse split amounts of Common Stock will be rounded down to the nearest full share.

XWELL’s transfer agent, Equiniti Trust Company, LLC ("EQ"), is acting as the exchange agent for the reverse stock split. American Stock Transfer & Trust Company, regarding their share ownership following the reverse stock split and any payments in cash in lieu of fractional shares, if applicable. Registered holders are encouraged to contact EQ and beneficial holders are encouraged to contact their bank, broker or other nominee with any questions.

Additional information about the reverse stock split can be found in XWELL's definitive proxy statement filed with the Securities and Exchange Commission on July 24, 2023, a copy of which is available at www.sec.gov and at www.XWELL.com in the “SEC Filings” section of the “Investors” section.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global health and wellness holding company operating four brands: XpresSpa®, Treat, XpresCheck® and HyperPointe™

•	XpresSpa is a leading airport retailer of wellness services and related products, with 35 locations in 15 airports globally.

•	Treat is a travel health and wellness brand and a fully integrated concept blending technology with traditional brick and mortar offerings to provide a holistic approach to physical and mental well-being for travelers.

•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio-surveillance monitoring in its airport locations to identify new SARS-CoV2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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Heather Tidwell

MWW

htidwell@mww.com